                                                                   Exhibit (h.2)

                                                        Administration Agreement
                                   APPENDIX A
                                  Index Series
                                  ------------

iShares Cohen & Steers Realty Majors Index Fund iShares Dow Jones U.S. Basic Materials Sector Index Fund iShares Dow Jones U.S. Chemicals Index Fund iShares Dow Jones U.S. Consumer Cyclical Sector Index Fund iShares Dow Jones U.S. Consumer Non-Cyclical Sector Index Fund iShares Dow Jones U.S. Energy Sector Index Fund iShares Dow Jones U.S. Financial Sector Index Fund iShares Dow Jones U.S. Financial Services Composite Index Fund iShares Dow Jones U.S. Healthcare Sector Index Fund iShares Dow Jones U.S. Industrial Sector Index Fund iShares Dow Jones U.S. Internet Index Fund iShares Dow Jones U.S. Real Estate Index Fund iShares Dow Jones U.S. Technology Sector Index Fund iShares Dow Jones U.S. Telecommunications Sector Index Fund iShares Dow Jones U.S. Total Market Index Fund iShares Dow Jones U.S. Utilities Sector Index Fund iShares Goldman Sachs Consumer Industries Index Fund iShares Goldman Sachs Cyclical Industries Index Fund iShares Goldman Sachs Financials Index Fund iShares Goldman Sachs Hardware Index Fund iShares Goldman Sachs Health Care Index Fund iShares Goldman Sachs Multimedia Networking Index Fund iShares Goldman Sachs Natural Resources Index Fund iShares Goldman Sachs Semiconductor Index Fund iShares Goldman Sachs Software Index Fund iShares Goldman Sachs Technology Index Fund iShares Goldman Sachs Utilities Index Fund iShares Nasdaq Biotechnology Index Fund
ISHARES MSCI EAFE INDEX FUND
iShares Russell 1000 Growth Index Fund
iShares Russell 1000 Index Fund
iShares Russell 1000 Value Index Fund
iShares Russell 2000 Growth Index Fund
iShares Russell 2000 Index Fund
iShares Russell 2000 Value Index Fund
iShares Russell 3000 Growth Index Fund
iShares Russell 3000 Index Fund
iShares Russell 3000 Value Index Fund
iShares S&P 500 Index Fund
iShares S&P 500/BARRA Growth Index Fund
iShares S&P 500/BARRA Value Index Fund
iShares S&P Europe 350 Index Fund
iShares S&P MidCap 400 Index Fund
iShares S&P MidCap 400/BARRA Growth Index Fund iShares S&P MidCap 400/BARRA Value Index Fund iShares S&P SmallCap 600 Index Fund iShares S&P SmallCap 600/BARRA Growth Index Fund iShares S&P SmallCap 600/BARRA Value Index Fund iShares S&P/TSE 60 Index Fund iShares S&P 100 Index Fund
ISHARES S&P GLOBAL 100 INDEX FUND
ISHARES S&P GLOBAL CONSUMER DISCRETIONARY INDEX FUND
ISHARES S&P GLOBAL CONSUMER STAPLES INDEX FUND
ISHARES S&P GLOBAL ENERGY INDEX FUND
ISHARES S&P GLOBAL FINANCIALS INDEX FUND

                                                        Administration Agreement
                             APPENDIX A (continued)
                                  Index Series
                                  ------------

ISHARES S&P GLOBAL HEALTH CARE INDEX FUND
ISHARES S&P GLOBAL INDUSTRIALS INDEX FUND
ISHARES S&P GLOBAL INFORMATION TECHNOLOGY INDEX FUND
ISHARES S&P GLOBAL MATERIALS INDEX FUND
ISHARES S&P GLOBAL TELECOMMUNICATIONS SERVICES INDEX FUND
ISHARES S&P GLOBAL UTILITIES INDEX FUND
ISHARES S&P GLOBAL 1200 INDEX FUND
ISHARES S&P/TOPIX 150 INDEX FUND
ISHARES S&P ASIA PACIFIC 100 INDEX FUND
ISHARES S&P LATIN AMERICA 40 INDEX FUND